ACCOUNTANTS’ CONSENT AND
REPORT ON CONSOLIDATED SCHEDULE

The Board of Directors
Tenet Healthcare Corporation:

Under date of July 10, 2002, except as to the first and last paragraphs of note 5, which are as of July 24, 2002, we reported on the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 2001 and 2002, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended May 31, 2002, as contained in the 2002 annual report to shareholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for fiscal year 2002. Our report refers to a change in the method of accounting for start-up costs during fiscal year 2000.

In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in the index of exhibits to the annual report on Form 10-K for fiscal 2002. The consolidated financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statement schedule based on our audits. In our opinion, such schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference of our reports dated July 10, 2002, except as to the first and last paragraphs of note 5, which are as of July 24, 2002, in the Company’s Registration Statements on Form S-3 (Nos. 33-57801, 33-57057, 33-55285, 33-62591, 33-63451, 333-17907, 333-24955, 333-21867, 333-26621, 333-41907 and 333-74640), Registration Statements on Form S-4 (Nos. 33-57485, 333-18185, 333-64157, 333-45700 and 333-74158) and Registration Statements on Form S-8 (Nos. 2-87611, 33-11478, 33-50182, 33-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482 and 333-74216).

/s/ KPMG LLP

Los Angeles, California
August 12, 2002